                                                          EXHIBIT 3.1.3

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2746201
                                                          ----------------------

                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)


We, Joseph W. Alsop , President
    -----------------

and James D. Freedman , Clerk
    -------------------

of Progress Software Corporation
   -----------------------------,
                           (Exact name of corporation)

located at 14 Oak Park, Bedford, Massachusetts 01730 .
           ------------------------------------------
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                        3
--------------------------------------------------------------------------------
          (Number those articles 1 ,2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on April 23, 1999, by vote of:

11,725,870 shares of Common Stock of 17,269,526 shares outstanding,
----------           ------------    ----------
                          (type, class & series if any)

          shares of                         of          shares outstanding, and
----------         ------------------------    --------

          shares of                         of           shares outstanding,
----------         ------------------------    --------
                          (type, class & series if any)

1** being at least a majority of each type, class or series outstanding and entitled to vote thereon:
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To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

--------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS

--------------------------------------------------------------------------------
TYPE         NUMBER OF SHARES     TYPE         NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------
Common:                          Common:          50,000,000              $.01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Preferred:                       Preferred:        1,000,000                $.01
--------------------------------------------------------------------------------

Change the total authorized to:

--------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
--------------------------------------------------------------------------------
TYPE         NUMBER OF SHARES     TYPE         NUMBER OF SHARES        PAR VALUE
--------------------------------------------------------------------------------
Common:                          Common:          75,000,000              $.01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Preferred:                       Preferred:        1,000,000              $.01
--------------------------------------------------------------------------------

The foregoing amendments(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: -----------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 5th day of May, 1999,



                                             /s/ JOSEPH W. ALSOP
                                             ----------------------------------
                                             Joseph W. Alsop
                                             President

                                             /s/ JAMES D. FREEDMAN
                                             ----------------------------------
                                             James D. Freedman
                                             Clerk

                        THE COMMONWEALTH OF MASSACHUSETTS


                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

          I hereby approve the within restated Articles of Amendment, and the filing fee in the amount of $25,000.00 having been paid, said article is deemed to have been filed with me this
                              6th day of May, 1999.

                                                   WILLIAM FRANCIS GALVIN
                                                   Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION

                    Photocopy of the document to be sent to:

                    James W. Romeo, Esquire
                    ----------------------------------------
                    Progress Software Corporation
                    ----------------------------------------
                    14 Oak Park
                    ----------------------------------------
                    Bedford, MA 01730
                    ----------------------------------------